EAST TEXAS FINANCIAL SERVICES, INC.
________________________________________________________________________________

           1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910
                         903-593-1767 o Fax 903-593-1094


                                  NEWS RELEASE


For verification, contact: Gerald W. Free, Vice Chairman/President/CEO
                           Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, February 24, 1998
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                       EAST TEXAS FINANCIAL SERVICES, INC.
                          DECLARES 3 FOR 2 STOCK SPLIT
                                IN THE FORM OF A
                               50% STOCK DIVIDEND

Tyler, Texas, February 24, 1998, - - - Gerald W. Free, Vice Chairman, President and CEO of East Texas Financial Services, Inc. (Nasdaq NMS: ETFS), the holding company for First Federal Savings and Loan Association of Tyler, Texas, announced today that the Company had declared a 3 for 2 stock split in the form of a 50% stock dividend payable on March 25, 1998, to stockholders of record on March 11, 1998. Under the terms of the stock split in the form of a stock dividend, East Texas Financial Services' shareholders will receive a dividend of three shares for every two shares held on the record date. Fractional shares created by the stock dividend will be paid in cash. The dividend will be paid in authorized but unissued shares of the common stock of the Company.

The par value of East Texas Financial Services' stock will not be affected by the split and will remain at $.01 per share. The Company anticipates the number of outstanding shares of stock after the split will be increased from approximately 1,026,366 to approximately 1,539,549.

Mr. Free stated that, "the Board of Directors has declared this stock split to reduce its price per share and to increase its market liquidity for the purpose of enhancing the securities' appeal to investors."




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